Exhibit 10.10

CONFIDENTIALITY, NON-COMPETITION AND

NON-SOLICITATION AGREEMENT

THIS CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT (the “Agreement”), is made and entered into as of                    , 2007, between Nascent Wine Company, Inc., a Nevada corporation (the “Company”), and                                     (“Executive”).

WHEREAS, Executive is employed by the Company; and

WHEREAS, as a result of his employment with, management of and interest in the Company, the Executive has occupied a position of trust and confidence and has access to confidential information.

WHEREAS, the Company has entered into the Series A Convertible Preferred Stock and Warrant Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among the Company and the purchasers named therein (the “Purchasers”).

WHEREAS, as a condition to the consummation of, and in partial consideration for, the transactions contemplated by the Purchase Agreement, the Company and the Executive have agreed to enter into this Agreement

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1.             Noncompetition; Nonsolicitation; Nondisclosure of Proprietary Information; Surrender of Records; Inventions and Patents.

(a)           No Competition.  Executive recognizes the highly competitive nature of the Company’s business and that Executive’s position with the Company and access to and use of the Company’s confidential records and proprietary information renders Executive special and unique.  During the period of Executive’s employment with the Company and for five (5) years following the termination of Executive’s employment with the Company for cause and three (3) years following the termination of Executive’s employment for the Company without cause, Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, independent contractor, stockholder, member, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business located in the geographic territories served by the Company and its subsidiaries; provided, however, that the Executive may own an amount less than one percent (1%) of a Competing Business so long as the Executive provides ten (10) days prior written notice to the Purchasers.

For purposes of this Agreement, the term “Competing Business” shall mean (A) any business or venture engaged or involved (in whole or in part) in wine, food product and/or beer distribution and the distribution of food-related items such as napkins, plates and cups, or in any other business which the Company or any of its affiliates may engage in from time to time during the period of Executive’s employment with the Company, and (B) any business in which Executive  was engaged or involved, in any capacity, on behalf of the

Company or an affiliate of the Company or with respect to which Executive has obtained proprietary information (as defined below).

(b)           No Solicitation of Employment.  During the period of Executive’s employment with the Company, and for a period of five (5) years after the termination of Executive’s employment with the Company for any reason, Executive shall not solicit or encourage any other employee to leave the Company for any reason, nor assist any business in doing so, nor hire in any business any individual who was an employee of the Company within six (6) months of such hire.

(c)           Company Customers.  Executive shall not, during the period of Executive’s employment with the Company and for a period of five (5) years after the termination of Executive’s employment with the Company for any reason, directly or indirectly, on behalf of a Competing Business, contact, solicit or do business with any “customers” (as defined below) of the Company.  For the purposes of the provisions of this Paragraph 1(d), the term “customer” shall include any entity that, within two (2) years prior to the termination of Executive’s employment, utilized the services of the Company.  The term “customer” also includes any former customer or potential customer of the Company which the Company has solicited within two (2) years prior to the termination of Executive’s employment for the purpose of selling any services then sold by the Company or proposed to be sold by the Company.

(d)           Proprietary Information.  Executive acknowledges that during the course of his employment with the Company he will necessarily have access to and make use of proprietary information and confidential records of the Company.  Executive covenants that he shall not during the period of Executive’s employment with the Company,  or at any time thereafter, directly or indirectly, use for his own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any proprietary information to any individual or entity, unless such disclosure has been authorized in writing by the Company or is otherwise required by law.  Executive acknowledges and understands that the term “proprietary information” includes, but is not limited to:  (a) the software products, programs, applications, and processes utilized by the Company; (b) any information concerning the transactions or relations of any customer or vendor of the Company with the Company or any of its or their partners, principals, directors, officers or agents; (c) any information concerning any product, technology, or procedure employed by the Company but not generally known to its or their customers, vendors or competitors, or under development by or being tested by the Company but not at the time offered generally to customers or vendors; (d) any information relating to the computer software, computer systems, pricing or marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, borrowing arrangements or business plans of the Company; (e) any information which is generally regarded as confidential or proprietary in any line of business engaged in by the Company; (f) any business plans, budgets, advertising or marketing plans; (g) any information contained in any of the written or oral policies and procedures or manuals of the Company; (h) any information belonging to customers or vendors of the Company or any other person or entity which the Company has agreed to hold in confidence; (i) any inventions, innovations or improvements covered by this Agreement; and (j) all written, graphic and other material relating to any of the foregoing.  Executive acknowledges and understands that information that is not novel or copyrighted or patented may nonetheless be proprietary information.  The term “proprietary information” shall not include information generally available to and known by the public or information that is or becomes available to Executive on a non-confidential basis from a source other than the Company or the directors, officers, employees, partners, principals or agents of the Company (other than as a result of a breach of any obligation of confidentiality).

(e)           Confidentiality and Surrender of Records.  Executive shall not during the period of Executive’s employment with the Company, or at any time thereafter (irrespective of the circumstances under which Executive’s employment by the Company terminates), except as required by law, directly or indirectly publish, make known or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by, any individual or entity other than in the course of such individual’s or entity’s employment or retention by the Company.  Upon termination of employment for any reason or upon request by the Company, Executive shall deliver promptly to the Company all property and records of the Company, including, without limitation, all confidential records.  For purposes hereof, “confidential records” means all correspondence, reports, memoranda, files, manuals, books, lists, financial, operating or marketing records, magnetic tape, or electronic or other media or equipment of any kind which may be in Executive’s possession or under his control or accessible to him which contain any proprietary information.  All property and records of the Company (including, without limitation, all confidential records) shall be and remain the sole property of the Company during the period of Executive’s employment with the Company, and thereafter.

(f)            Inventions and Patents.  All inventions, innovations or improvements (including policies, procedures, products, improvements, software, ideas and discoveries, whether patent, copyright, trademark, service mark, or otherwise) conceived or made by Executive, either alone or jointly with others, in the course of his employment by the Company, belong to the Company.  Executive will promptly disclose in writing such inventions, innovations or improvements to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership by the Company, including, but not limited to, cooperating with and assisting the Company in obtaining patents, copyrights, trademarks, or service marks for the Company in the United States and in foreign countries.

(g)           Enforcement.  Executive acknowledges and agrees that, by virtue of his position, his services and access to and use of confidential records and proprietary information, any violation by him of any of the undertakings contained in this Section 1 would cause the Company immediate, substantial and irreparable injury for which it has no adequate remedy at law.  Accordingly, Executive agrees and consents to the entry of an injunction or other equitable relief by a court of competent jurisdiction restraining any violation or threatened violation of any undertaking contained in this Section 1.  Executive waives posting by the Company of any bond otherwise necessary to secure such injunction or other equitable relief.  Rights and remedies provided for in this Section 1 are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable law.

(h)           Acknowledgment.  Executive understands that the provisions of this Section 1 may limit his ability to earn a livelihood in a business that competes with the business of the Company but nevertheless agrees and hereby acknowledges that the consideration provided to Executive through his employment and the grant of stock options on the date hereof is sufficient to justify the restrictions contained in such provisions.  In consideration thereof and in light of Executive’s education, skills and abilities, Executive agrees that he will not assert in any forum that such provisions prevent him from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

2.             Assignment and Transfer. This Agreement shall inure to the benefit of and be enforceable by, and shall be assignable by the Company without Executive’s prior written consent to any purchaser of all or substantially all of the Company’s business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise).  In addition, the Company may assign this Agreement without Executive’s prior consent to any purchaser of assets of the Company relating to businesses of the Company in which Executive was involved during his employment by the Company.  In the event of any assignment pursuant to this Agreement, this Agreement shall be binding on such assignee.

3.             Miscellaneous.

(a)           Nondisclosure; Other Employers.  Executive will not disclose to the Company, use, or induce the Company to use, any proprietary information, trade secrets or confidential business information of others.  Executive represents and warrants that Executive does not possess any property, proprietary information, trade secrets and confidential business information belonging to any prior employers.

(b)           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the internal laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the principles of conflicts of law or where the parties are located at the time a dispute arises.  Any action to enforce this Agreement must be brought in a court situated in the City of New York and the parties hereby consent to the jurisdiction of courts situated in the State of New York.  Each party hereby waives the right to claim that any such court is an inconvenient forum for the resolution of any such action.

(c)           Entire Agreement.  This Agreement contains the entire agreement and understanding between the parties relating to matters set forth herein and supersedes, cancels and annuls any prior or contemporaneous written or oral agreements, understandings, commitments and practices between them respecting the matters set forth herein, including all prior agreements, if any, between the Company and Executive, which agreement(s) or provisions of such agreements hereby are terminated and shall be of no further force or effect.

(d)           Amendment.  This Agreement may be amended only by a writing which makes express reference to this Agreement as the subject of such amendment and which is signed by Executive and, on behalf of the Company, by its duly authorized officer.

(e)           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

(f)            Nonwaiver.  Neither any course of dealing nor any failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance.  All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by its duly authorized officer.

(g)           Notices.  Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, with return receipt requested, addressed:  (a) in the case of the Company, to Nascent Wine Company, Inc., 2355 Paseo de las Americas, San Diego, California 92154, Attention: Sandro Piancone; and (b) in the case of Executive, to Executive’s last known address as reflected in the Company’s records, or to such other address as Executive shall designate by written notice to the Company.  Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given if personally delivered or at the time of mailing if sent by registered or certified mail.

(h)           Third Party Beneficiaries; Termination.  The parties agree that the Purchasers are an intended third-party beneficiary of this Agreement.  No other third-parties, whether persons or entities, are intended third-party beneficiaries.  In the event the Purchasers no longer hold Series A Convertible Preferred Stock of the Company, this Agreement shall terminate and shall have no force or effect.

(i)            Survival.  Cessation or termination of Executive’s employment with the Company shall not result in termination of this Agreement.  The respective obligations of Executive and rights and benefits afforded to the Company or any third party beneficiaries as provided in this Agreement shall survive cessation or termination of Executive’s employment hereunder.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized and Executive has duly executed this Agreement, all as of the date and year first written above.

NASCENT WINE COMPANY, INC.		EXECUTIVE:

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